Exhibit 2.1

EXECUTION VERSION

FIFTH AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER

THIS FIFTH AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER is made as of June 10, 2024 (this “Amendment”) by and among Battalion Oil Corporation, a Delaware corporation (the “Company”), Fury Resources, Inc., a Delaware corporation (“Parent”), and San Jacinto Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

WHEREAS, the Company, Parent and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of December 14, 2023 (the “Agreement”), which was amended pursuant to that certain First Amendment to the Agreement and Plan of Merger, dated as of January 23, 2024, that certain Second Amendment to the Agreement and Plan of Merger, dated as of February 6, 2024, that certain Third Amendment to the Agreement and Plan of Merger, dated as of February 16, 2024, and that certain Fourth Amendment to the Agreement and Plan of Merger, dated as of April 16, 2024; and

WHEREAS, the Company, Parent and Merger Sub desire to amend certain terms of the Agreement to the extent provided herein.

NOW, THEREFORE, in consideration of foregoing and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

1.             Amendment to Section 8.1(b). The reference to “June 12, 2024” in Section 8.1(b) of the Agreement is hereby amended to be “September 12, 2024”.

2.             Other Terms.

a.             Interpretation; Effectiveness. The Agreement shall not be amended or otherwise modified by this Amendment except as set forth in Section 1 of this Amendment. The provisions of the Agreement that have not been amended hereby shall be unchanged and shall remain in full force and effect. The provisions of the Agreement amended hereby shall remain in full force and effect as amended hereby. The amendments set forth in herein shall be effective immediately on the date hereof.

b.             Reference to the Agreement. On and after the date hereof, each reference in the Agreement to “this Agreement,” “hereof,” “herein,” “herewith,” “hereunder” and words of similar import shall, unless otherwise expressly stated, be construed to refer to the Agreement as amended by this Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Agreement and a reference to the Agreement in any such instrument or document shall, unless otherwise expressly stated, be deemed to be a reference to the Agreement as amended by this Amendment.

c.             Miscellaneous. The provisions of Sections 9.4 (Counterparts), 9.5 (Interpretation), 9.7 (Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury), 9.9 (Entire Understanding), 9.12 (Severability) and 9.13 (Construction) of the Agreement are incorporated herein by reference and form part of this Amendment as if set forth herein, mutatis mutandis.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BATTALION OIL CORPORATION

By:	/s/ Matthew Steele
	Name:	Matthew Steele
	Title:	Chief Executive Officer

[Signature page to Fifth Amendment to Agreement and Plan of Merger]

FURY RESOURCES, INC.

By:	/s/ Ariella Fuchs
	Name:	Ariella Fuchs
	Title:	President and General Counsel

SAN JACINTO MERGER SUB, INC.

By:	/s/ Ariella Fuchs
	Name:	Ariella Fuchs
	Title:	President and General Counsel

[Signature page to Fifth Amendment to Agreement and Plan of Merger]